                 DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
                                     WITH
                      OPPENHEIMERFUNDS DISTRIBUTOR, INC.
                            FOR CLASS N SHARES OF
                  OPPENHEIMER INTEGRITY FUNDS, ON BEHALF OF
                            OPPENHEIMER BOND FUND

This  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 24th day of October,  2000, by and between Oppenheimer Integrity Funds, on
behalf  of   Oppenheimer   Bond  Fund  (the   "Fund")   and   OppenheimerFunds
Distributor, Inc. (the "Distributor").

1.    The Plan. This Plan is the Fund's written  distribution and service plan
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for Class N shares of the Fund (the  "Shares"),  contemplated by Rule 12b-1 as it may be amended from time to time (the "Rule") under the Investment  Company
Act of 1940 (the "1940 Act"),  pursuant to which the Fund will  compensate the
Distributor  for its services in connection  with the  distribution of Shares, and the personal  service and  maintenance of  shareholder  accounts that hold
Shares  ("Accounts").  The Fund may act as  distributor of securities of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan.
The terms and  provisions of this Plan shall be  interpreted  and defined in a manner  consistent  with the provisions and  definitions  contained in (i) the
1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of the National
Association  of  Securities  Dealers,  Inc.,  or any  applicable  amendment or successor  to such rule (the "NASD  Conduct  Rules")  and (iv) any  conditions
pertaining   either  to   distribution-related   expenses  or  to  a  plan  of
distribution  to which the Fund is  subject  under any order on which the Fund relies,  issued at any time by the U.S.  Securities  and  Exchange  Commission
("SEC").

2.    Definitions.  As used in this Plan,  the following  terms shall have the
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following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered assistance  (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative support services  with  respect to Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall  furnish the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees" shall mean the members of the Fund's Board of Trustees who are not  "interested  persons" (as defined in the 1940 Act) of the  Fund  and who  have no  direct  or  indirect  financial  interest  in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"  shall  mean  such  brokerage  or other  customers  or investment  advisory or other  clients of a Recipient,  and/or  accounts as to which  such  Recipient  provides  administrative  support  services  or  is  a custodian or other fiduciary.

      (d)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or  (ii)  such
Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as  determined  by the  Distributor  shall be deemed the  Recipient as to such
Shares for purposes of this Plan.

3.    Payments  for  Distribution   Assistance  and  Administrative  Support
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Services.
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      (a)   Payments to the  Distributor.  In  consideration  of the  payments
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made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide  administrative  support  services  and  distribution  services to the
Fund.  Such  services  include  distribution   assistance  and  administrative
support  services  rendered  in  connection  with  Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of another investment company for which the  Distributor  serves as distributor or  sub-distributor,  or (3)
issued pursuant to a plan of  reorganization  to which the Fund is a party. If the Board  believes  that the  Distributor  may not be  rendering  appropriate distribution  assistance or administrative support services in connection with the sale of Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written  report or other  information  to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

            (i)  Administrative  Support Service Fees.  Within forty-five (45)
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days of the end of each calendar  quarter,  the Fund will make payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average during that calendar  quarter of the aggregate net asset value of the Shares computed as of the close of each  business day (the  "Service  Fee").  Such Service Fee payments  received from the Fund will compensate the Distributor for providing administrative  support services with respect to Accounts.  The administrative support  services in connection  with  Accounts may include,  but shall not be limited to, the  administrative  support  services that a Recipient may render as described in Section 3(b)(i) below.

            (ii)  Distribution  Assistance Fees  (Asset-Based  Sales Charge).
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Within ten (10) days of the end of each month,  the Fund will make payments in the  aggregate  amount of 0.0208%  (0.25% on an annual  basis) of the  average during the month of the  aggregate  net asset  value of Shares  computed as of the  close  of each  business  day  (the  "Asset-Based  Sales  Charge").  Such
Asset-Based  Sales Charge payments  received from the Fund will compensate the
Distributor for providing distribution  assistance in connection with the sale of Shares.

            The  distribution  assistance  services  to  be  rendered  by  the
Distributor  in  connection  with the  Shares  may  include,  but shall not be limited  to,  the  following:  (i) paying  sales  commissions  to any  broker, dealer,  bank or other person or entity that sells Shares,  and/or paying such persons  "Advance  Service Fee  Payments"  (as  defined  below) in advance of, and/or in amounts  greater  than,  the amount  provided for in Section 3(b) of this Agreement;  (ii) paying  compensation to and expenses of personnel of the
Distributor who support distribution of Shares by Recipients;  (iii) obtaining financing or  providing  such  financing  from its own  resources,  or from an affiliate,  for the interest and other  borrowing  costs of the  Distributor's unreimbursed  expenses  incurred  in  rendering  distribution  assistance  and administrative  support  services to the Fund;  and (iv) paying  other  direct
distribution   costs,   including  without   limitation  the  costs  of  sales
literature,  advertising  and  prospectuses  (other  than  those  prospectuses furnished to current holders of the Fund's shares  ("Shareholders")) and state
"blue sky" registration expenses.

      (b)   Payments to Recipients.  The  Distributor is authorized  under the
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Plan  to  pay  Recipients  (1)  distribution  assistance  fees  for  rendering distribution  assistance  in  connection  with the sale of Shares  and/or  (2)
service fees for  rendering  administrative  support  services with respect to
Accounts.  However,  no such  payments  shall be made to any Recipient for any quarter in which its Qualified  Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"),  if any, that may be set from time to time by a majority of the  Independent  Trustees.  All fee payments  made by the  Distributor  hereunder  are subject to reduction or chargeback so that the aggregate  service fee payments and Advance Service Fee
Payments do not exceed the limits on payments to  Recipients  that are, or may be, imposed by the NASD Conduct Rules.  The Distributor may make Plan payments to any "affiliated  person" (as defined in the 1940 Act) of the Distributor if such  affiliated  person  qualifies as a Recipient or retain such  payments if the Distributor qualifies as a Recipient.

            In  consideration  of the  services  provided by  Recipients,  the
Distributor may make the following payments to Recipients:

            (i)  Service  Fee.  In  consideration  of  administrative  support
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services  provided by a Recipient during a calendar  quarter,  the Distributor
shall  make  service  fee  payments  to  that  Recipient   quarterly,   within
forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average during the calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient or by its  Customers for a period of more than the minimum period (the "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

            Alternatively,  the Distributor may, at its sole option,  make the following service fee payments to any Recipient  quarterly,  within forty-five
(45)  days of the end of each  calendar  quarter:  (A)  "Advance  Service  Fee
Payments"  at a rate not to exceed  0.25% of the average  during the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient during that quarter and owned  beneficially or of record by the Recipient or by its Customers,  plus (B) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the average  during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the  close  of  each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient or by its  Customers for a period of more than one (1) year. At the Distributor's  sole option,  Advance Service
Fee  Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed less than one year after the date such Shares were sold,  the  Recipient is obligated to and will repay the  Distributor  on demand a pro rata portion of such  Advance  Service
Fee Payments,  based on the ratio of the time such Shares were held to one (1)
year.

            The  administrative  support services to be rendered by Recipients in connection with the Accounts may include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund, assisting in the establishment  and  maintenance  of accounts or  sub-accounts  in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options  available,  and providing such other information and services in connection with the rendering of personal  services and/or the maintenance  of  Accounts,  as the  Distributor  or the  Fund  may  reasonably request.

            (ii)  Distribution  Assistance  Fee  (Asset-Based  Sales  Charge)
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Payments.  Irrespective of whichever  alternative method of making service fee
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payments to Recipients is selected by the  Distributor,  the Distributor  may, at its  sole  option,  make  distribution  assistance  fee  payments  to  each
Recipient  quarterly,  within  forty-five  (45)  days  after  the  end of each calendar  quarter,  at a rate not to exceed 0.0625% (0.25% on an annual basis)
of the average  during the calendar  quarter of the  aggregate net asset value of  Shares  computed  as of  the  close  of  each  business  day  constituting
Qualified  Holdings  owned  beneficially  or of record by the Recipient or its
Customers for a period of more than one (1) year.  Alternatively,  at its sole option,  the  Distributor may make  distribution  assistance fee payments to a
Recipient  quarterly,  at the rate  described  above,  on Shares  constituting
Qualified  Holdings  owned  beneficially  or of record by the Recipient or its
Customers  without  regard  to the  1-year  holding  period  described  above.
Distribution  assistance  fee payments  shall be made only to Recipients  that
are  registered  with  the  SEC  as  a   broker-dealer   or  are  exempt  from
registration.

            The  distribution  assistance to be rendered by the  Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing compensation to and paying expenses of personnel of the Recipient who support the  distribution of Shares by the  Recipient,  and  providing  such other  information  and  services  in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority  of the  Independent  Trustees  may at any time or from time to time  (i)  increase  or  decrease  the  rate of fees to be paid to the
Distributor or to any Recipient,  but not to exceed the rates set forth above, and/or  (ii)  direct the  Distributor  to  increase  or  decrease  any Minimum
Holding  Period,  any  maximum  period  set by a majority  of the  Independent
Trustees  during  which  fees  will be paid on Shares  constituting  Qualified
Holdings  owned  beneficially  or of record by a Recipient or by its Customers
(the  "Maximum  Holding   Period"),   or  Minimum  Qualified   Holdings.   The
Distributor  shall notify all  Recipients of any Minimum  Qualified  Holdings,
Maximum  Holding Period and Minimum  Holding Period that are  established  and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each  Recipient  with written  notice within thirty (30) days after any change in  these  provisions.  Inclusion  of  such  provisions  or a  change  in such provisions  in a supplement  or amendment to or revision of the  prospectus of the Fund shall constitute sufficient notice.

      (d)   The Service  Fee and the  Asset-Based  Sales  Charge on Shares are
subject to reduction or elimination  under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under the Plan,  payments may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by
the  Distributor  (a  subsidiary  of  OFI),  from  its  own  resources,   from
Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended to have  certain  rights as  third-party beneficiaries  under this Plan, subject to the limitations set forth below. It may be presumed  that a Recipient  has  provided  distribution  assistance  or administrative  support  services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments  under the Plan.
If either the  Distributor  or the Board  believe  that,  notwithstanding  the level of Qualified  Holdings,  a Recipient  may not be  rendering  appropriate
distribution   assistance   in   connection   with  the  sale  of   Shares  or
administrative  support services for Accounts,  then the  Distributor,  at the request of the Board,  shall require the Recipient to provide a written report or other  information to verify that said  Recipient is providing  appropriate distribution  assistance and/or services in this regard. If the Distributor or the  Board of  Trustees  still is not  satisfied  after  the  receipt  of such report,  either may take appropriate steps to terminate the Recipient's status as a  Recipient  under  the  Plan,  whereupon  such  Recipient's  rights  as a third-party  beneficiary  hereunder shall  terminate.  Additionally,  in their discretion  a majority  of the  Fund's  Independent  Trustees  at any time may remove any  broker,  dealer,  bank or other  person or entity as a  Recipient, whereupon  such  person's  or  entity's  rights as a  third-party  beneficiary hereof  shall  terminate.  Notwithstanding  any other  provision of this Plan, this Plan  does not  obligate  or in any way make the Fund  liable to make any payment  whatsoever  to any  person  or  entity  other  than  directly  to the
Distributor.  The  Distributor  has no  obligation  to pay any Service Fees or
Distribution  Assistance  Fees to any  Recipient  if the  Distributor  has not
received  payment of Service  Fees or  Distribution  Assistance  Fees from the
Fund.

4.    Selection and Nomination of Trustees.  While this Plan is in effect, the
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selection  and  nomination  of persons to be  Trustees of the Fund who are not
"interested  persons"  of  the  Fund   ("Disinterested   Trustees")  shall  be
committed to the discretion of the incumbent Disinterested  Trustees.  Nothing herein shall prevent the incumbent  Disinterested Trustees from soliciting the views or the  involvement of others in such selection or nomination as long as the final  decision  on any such  selection  and  nomination  is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer of the Fund shall
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provide  written  reports to the Fund's  Board for its review,  detailing  the amount of all  payments  made  under this Plan and the  purpose  for which the payments were made. The reports shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in
      -------------------
writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of a  majority  of the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting Class N shares;  (ii) such termination  shall be on not more than sixty days' written notice to any other party to the agreement;  (iii) such agreement shall automatically terminate in the  event of its  "assignment"  (as  defined  in the  1940  Act);  (iv)  such agreement  shall go into effect  when  approved by a vote of the Board and its
Independent  Trustees  cast in person at a meeting  called for the  purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein  provided,  continue  in effect  from year to year only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in  person at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Plan has
      -----------------------------------------------------------
been approved by a vote of the Board and of its  Independent  Trustees cast in person at a meeting  called on October 24, 2000,  for the purpose of voting on this Plan and shall take effect as of the date first set forth  above.  Unless terminated as hereinafter  provided, it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is specifically  approved  at  least  annually  by a vote  of the  Board  and its
Independent  Trustees  cast in person at a meeting  called for the  purpose of voting on such continuance

      This  Plan may not be  amended  to  increase  materially  the  amount of payments  to be  made  under  this  Plan,  without  approval  of the  Class  N
Shareholders at a meeting called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

      This Plan may be  terminated  at any time by a vote of a majority of the
Independent  Trustees  or by the  vote  of the  holders  of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class N voting shares. In the event of such  termination,  the Board and its Independent  Trustees shall determine  whether the Distributor  shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based  Sales Charge in
respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
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understands  that the  obligations of the Fund under this Plan are not binding upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  The Distributor  represents that it has notice of the  provisions  of the  Declaration  of  Trust  of  the  Fund  disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                    Oppenheimer Integrity Funds,
                                    on behalf of Oppenheimer Bond Fund

                                    By: ______________________________
                                          Robert G. Zack
                                          Assistant Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By: ______________________________
                                          Katherine P. Feld
                                          Vice President and Secretary